UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 22, 2011 (February 16, 2011)

Penn Virginia GP Holdings, L.P.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-33171	20-5116532
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Five Radnor Corporate Center, Suite 500 100 Matsonford Road, Radnor, Pennsylvania	19087
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 975-8200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

As previously disclosed, Penn Virginia Resource Partners, L.P. (the “Partnership”), Penn Virginia Resource GP, LLC, (the “Partnership GP”), Penn Virginia GP Holdings, L.P. (“Holdings”), PVG GP, LLC (“Holdings GP”), and PVR Radnor, LLC (“Merger Sub”), a wholly owned subsidiary of the Partnership, entered into an Agreement and Plan of Merger, dated as of September 21, 2010 (the “Merger Agreement”), pursuant to which Holdings and Holdings GP will be merged with and into Merger Sub, with Merger Sub as the surviving entity (the “Merger”). Merger Sub will subsequently be merged with and into Partnership GP, with the Partnership GP being the surviving entity. The Merger Agreement is subject to customary closing conditions including, among other things, (i) the approval by the affirmative vote of the holders of a majority of Partnership common units outstanding and entitled to vote at a special meeting of the holders of the Partnership’s common units and (ii) the approval by the affirmative vote of the holders of a majority of Holdings common units outstanding and entitled to vote at a special meeting of the holders of Holdings common units. Each of the Partnership and Holdings convened its Special Meeting of Unitholders on February 16, 2011.

Item 5.07	Submission of Matters to a Vote of Security Holders.

A special meeting of Holdings’ unitholders was held on February 16, 2011 (the “Holdings Special Meeting”) at which Holdings’ unitholders voted on a proposal to adjourn the Holdings Special Meeting to approve the Merger Agreement and transactions contemplated thereby until a later date in order to solicit additional proxies. The vote tabulation is set forth below:

For	Against	Abstain	Broker Non-Votes

20,688,419	4,542,279	123,029	None

The Holdings proposals described in Holdings’ and the Partnership’s definitive joint proxy statement/prospectus dated December 23, 2010 and in the joint proxy statement/prospectus supplement dated February 3, 2011 were not submitted for a vote of the Holding’s unitholders at the Holdings Special meeting, and will be voted on at the reconvened Holdings Special Meeting. The Holdings Special Meeting is scheduled to reconvene on March 9, 2011 at 10:00, local time at The Villanova University Conference Center, 601 County Line Road, Radnor, Pennsylvania, 19087. Proxies from Holdings unitholders will continue to be accepted until the vote is taken at the reconvened Special Meeting on March 9, 2011.

As of December 20, 2010, the record date for the Holdings Special Meeting, there were 39,074,500 common units of Holdings issued and outstanding and entitled to vote at the Special Meeting on March 9, 2011.

Item 8.01	Other Events.

The Partnership has reported that a special meeting of the Partnership’s unitholders was held on February 16, 2011, at which the Partnership’s unitholders voted on and approved and adopted the Merger Agreement and the transactions contemplated thereby and the Fourth Amended and Restated Agreement of Limited Partnership of the Partnership.

The Partnership and Holdings have filed a joint proxy statement/prospectus, a joint proxy statement/prospectus supplement and other documents with the SEC in relation to their proposed merger. Investors are urged to read these documents carefully because they contain important information regarding the Partnership, Holdings and the transaction. A definitive joint proxy statement/prospectus and joint proxy statement/prospectus supplement have been sent to unitholders of the Partnership and Holdings seeking their approvals as contemplated by the Merger Agreement. Investors may obtain a free copy of the joint proxy statement/prospectus, joint proxy statement/prospectus supplement and other documents containing information about the Partnership and Holdings, without charge, at the SEC’s website at www.sec.gov. Copies of the joint proxy statement/prospectus, the joint proxy statement/prospectus supplement and the SEC filings incorporated by reference in those documents may also be obtained free of charge by contacting Investor Relations at (610) 975-8204 or invest@pvrpartners.com or by accessing www.pvresource.com or www.pvgpholdings.com.

The Partnership, Holdings and the officers and directors of the general partner of each partnership may be deemed to be participants in the solicitation of proxies from their security holders. Information about these entities and persons can be found in the Partnership’s and Holdings’ Annual Reports on Form 10-K for the year ended December 31, 2009. Additional information about such entities and persons may also be obtained from the joint proxy statement/prospectus and the joint proxy statement/prospectus supplement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENN VIRGINIA GP HOLDINGS, L.P.

BY:	PVG GP, LLC
its General Partner

	BY:	/s/ Bruce D. Davis, Jr.
BRUCE D. DAVIS, JR.
Executive Vice President and General Counsel

Dated: February 22, 2011

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